UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 10, 2022

ALTERYX, INC.

(Exact Name of the Registrant as Specified in its Charter)

Delaware	001-38034	90-0673106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17200 Laguna Canyon Road Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

(888) 836-4274

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	AYX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Performance Awards

On March 14, 2022 (the “Grant Date”), the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Alteryx, Inc. (the “Company”), a Delaware corporation, granted to Mark Anderson, the Company’s Chief Executive Officer (the “CEO”), Paula Hansen, the Company’s President and Chief Revenue Officer (the “CRO”), Kevin Rubin, the Company’s Chief Financial Officer (the “CFO”), and Suresh Vittal, the Company’s Chief Product Officer (the “CPO”), long-term, performance-based restricted stock unit awards (collectively, the “Performance Awards”).

In addition, on March 14, 2022, the Compensation Committee granted certain other executive officers and members of the Company’s management team (collectively, with the CEO, CRO, CFO and CPO, the “Executives”) substantially similar Performance Awards.

The Performance Awards may be earned and vested only if the Company achieves certain stock price targets over a seven-year period and the Executives continue to provide services to the Company on each achievement date as described in further detail below.

Purpose of Performance Awards

The Compensation Committee recognizes that as a leader in Analytic Process Automation, the Company is only at the beginning of its journey to unify analytics, data science and business process automation in order to accelerate digital transformation, deliver high-impact business outcomes, accelerate the democratization of data and rapidly upskill modern workforces. Accordingly, the Compensation Committee believes that the Company has a considerable opportunity to continue to deliver significant stockholder value. By further linking the Executives’ compensation to the performance of the Company’s stock price so that the Executives do not realize value with respect to the Performance Awards unless all the Company’s stockholders benefit from substantial value creation, the Performance Awards are designed to ensure that the Executives are aligned with stockholder interests going forward. The Performance Awards are designed to incentivize significant and sustained outperformance, with vesting only occurring at stock price targets significantly above the Company’s current stock price and only if the stock price is sustained at or above the target level over a trailing 60-trading day period, as described below. Moreover, the Performance Awards granted to the Executives are designed to drive the Company’s strategic direction and value creation over the long-term by encouraging leadership continuity and motivating the Executives with equity that rewards them for providing sustained meaningful increases in stockholder value over a seven-year period. The seven-year performance period is significantly longer than the vesting period of equity awards previously granted to the Company’s executive officers which have, since 2020, typically vested over a three-year period. The Performance Awards are one element of the Company’s comprehensive executive compensation program, which the Compensation Committee has designed to achieve long-term value creation for the Company’s stockholders by rewarding the Executives for achievement of performance objectives in both the short term (i.e., through the achievement of financial objectives pursuant to the Company’s annual bonus plan) and long term (i.e., through performance stock units that vest upon the achievement of certain operating metrics and the Performance Awards that vest upon the achievement of stock price targets, as described below). With these goals in mind, and after a thorough analysis and review and extensive consultation with its independent compensation consultant, the Compensation Committee, comprised entirely of independent and disinterested members of the Board, granted the Performance Award to the Executives.

Terms of Performance Awards

The Performance Awards were granted under the Company’s 2017 Equity Incentive Plan (the “2017 Plan”). The Performance Awards are 100% performance-based and represent the right to earn and vest in shares of the Company’s Class A common stock (the “Class A common stock”) in six separate segments only if increasing stock price targets are achieved over a seven-year period and the Executive continues to provide services to the Company on each achievement date, as described in further detail below:

Stock Price Targets Table

Segment	Stock Price Target	Number of Segment Performance-based Stock Units (“PSUs”)
1	$90	CEO: 300,000 PSUs CRO/CPO (each): 100,000 PSUs CFO: 60,000 PSUs
2	$120	CEO: 300,000 PSUs CRO/CPO (each): 100,000 PSUs CFO: 60,000 PSUs
3	$150	CEO: 250,000 PSUs CRO/CPO (each): 80,000 PSUs CFO: 50,000 PSUs
4	$180	CEO: 225,000 PSUs CRO/CPO (each): 80,000 PSUs CFO: 50,000 PSUs
5	$210	CEO: 215,000 PSUs CRO/CPO (each): 70,000 PSUs CFO: 40,000 PSUs
6	$240	CEO: 210,000 PSUs CRO/CPO (each): 70,000 PSUs CFO: 40,000 PSUs

For the CEO, CRO, CPO and CFO, the maximum number of shares that can vest under their respective Performance Award is 1,500,000, 500,000, 500,000 and 300,000, respectively, with such maximum awards representing approximately 2.22%, 0.74%, 0.74% and 0.44%, respectively, of the Company’s outstanding shares of Class A common stock and Class B common stock combined as of February 8, 2022.

For the Executives (other than the CEO, CRO, CPO and CFO), the maximum number of shares that can vest under their Performance Awards is 180,000 shares, in the aggregate, to all such persons.

For the first segment to become eligible to vest, the Company’s stock price must equal at least $90.00 per share, subject to the additional terms described below, including with respect to the calculation of the Company’s stock price. For the remaining segments to become eligible to vest, the Company’s stock price must grow in at least $30 increments, with the final segment becoming eligible to vest only if the Company’s per share stock price reaches $240.00. Beginning after the Grant Date, in order to satisfy a stock price target, the average of the Company’s daily volume weighted average price over a trailing 60-trading day period must equal or exceed the stock price target. The Performance Awards align the Executives’ interests and success with those of the Company’s stockholders over the long-term. For example, if the Executives were to lead the Company to achieve the highest stock price target, the stock price will have increased by approximately 290% from the closing price of the Class A common stock on March 11, 2022, the trading day prior to the Grant Date, implying more than $12.1 billion in incremental stockholder value creation.

If none of the six stock price targets is achieved within the seven-year period, no shares subject to the Performance Awards will vest.

The vesting of Mr. Anderson’s Performance Award requires that Mr. Anderson remain employed as the CEO for the first two years following the Grant Date and, after the two-year period following the Grant Date, as either the CEO or the Company’s Executive Chairman, through the date that the applicable stock price target is determined to have been achieved. Likewise, vesting of the Performance Awards for the other Executives require that each other Executive remain employed in his or her current position, in another C-level position, or in a different senior management role as may be approved by the Compensation Committee through the date that the applicable stock price target is determined to have been achieved.

In addition, notwithstanding any earlier achievement of a stock price target, no portion of the Performance Awards that is achieved will vest prior to the two-year anniversary of the Grant Date (the “Two-Year Anniversary Date”). These service and vesting requirements are designed to ensure continuity of leadership and to drive sustained price growth. If, prior to the Two-Year Anniversary Date, an Executive’s eligible service with the Company ends as a result of a termination without “cause” or a resignation for “good reason” (each as defined in the Performance Award agreement), any previously achieved segments of the Performance Award will become vested, and the Executive will not be eligible to achieve or vest in any additional portion of the Performance Award. In addition, if an Executive’s eligible service with the Company ends due to death or disability, any previously achieved segments of the Performance Award will become vested and his or her Performance Award will remain outstanding and eligible to be earned and vest based on the achievement of stock price targets for up to 12 months following the termination date due to death or disability.

In the event of a change in control of the Company, achievement of a stock price target will be measured using the change in control price per share of Class A common stock rather than the average of the Company’s daily volume weighted average price over a trailing 60-trading day period, and any achievement between two stock price targets will be interpolated. Any such resulting “achieved” shares and, in the case of a change in control prior to the Two-Year Anniversary Date, any previously achieved shares, will vest on the change in control.

The Performance Awards are subject to certain clawback provisions.

Except as described herein and as set forth in the Performance Award agreement, the Performance Awards are subject to the terms of the 2017 Plan.

The foregoing summary of the terms and conditions of the Performance Awards set forth above does not purport to be complete and is qualified by reference to the provisions of the 2017 Plan and form of Notice of Restricted Stock Unit Award & Restricted Stock Unit Award Agreement previously filed with the Securities and Exchange Commission.

Restated Severance & Change in Control Agreements

On February 3, 2022, the Board, upon recommendation of the Compensation Committee, approved an amendment and restatement to the Company’s form of Severance & Change in Control Agreement as well as the outstanding Severance & Change in Control Agreements by and between the Company and select executive officers (the “Participating Officers”), including the CEO, CRO, CFO and CPO (the “Current Severance & CIC Agreements”). The amendment and restatement of the Current Severance & CIC Agreements removed the expiration date but did not modify any other terms (the “Restated Severance & CIC Agreement”). Each of the Participating Officers will execute the Restated Severance & CIC Agreement.

The foregoing description of the Restated Severance & CIC Agreement is qualified in its entirety by reference to the text of the Restated Severance & CIC Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTERYX, INC.

Date: March 16, 2022	By:	/s/ Christopher M. Lal
Christopher M. Lal
Chief Legal Officer and Corporate Secretary